EXHIBIT 2.3

FORM OF STOCK CERTIFICATE

8% SERIES G CUMULATIVE REDEEMABLE PREFERRED STOCK	PREFERRED STOCK SHARES [ ]

NUMBER NYG- [ ]

At no charge, any shareholder may receive a written statement of the designation, relative rights, preferences, and limitations of the shares of each class or series of the Corporation’s Capital Stock and the authority of the Corporations Board of Directors to designate and prescribe the relative rights, preferences, and limitations of series not yet prescribed by sending a written request for such statement tot the Transfer Agent
CUSIP 876664 30 1 THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NEW YORK

[LOGO OF TAUBMAN CENTERS, INC.]
TAUBMAN CENTERS, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF MICHIGAN

THIS CERTIFIES THAT [SPECIMEN]	SEE REVERSE FOR CERTAIN DEFINITIONS AND RESTRICTIONS
is the owner of [ ]

FULLY PAID AND NONASSESSABLE SHARES OF THE 8% SERIES G CUMULATIVE REDEEMABLE PREFERRED STOCK (THE “SERIES G PREFERRED STOCK”), OF

TAUBMAN CENTERS, INC., transferable only on the books of the Corporation by the holder of this Certificate in person or by Attorney upon surrender of this Certificate properly endorsed.

     The ownership and transfer of the shares of Series G Preferred Stock represented by this Certificate are subject to the restrictions described on the reverse side of this Certificate. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     In Witness Whereof, the Corporation has caused its corporate seal to be hereto affixed and this Certificate to be signed by its duly authorized officers.

DATED:

COUNTERSIGNED AND REGISTERED:
MELLON INVESTOR SERVICES LLC
TRANSFER AGENT AND REGISTRAR

AUTHORIZED SIGNATORY

PRESIDENT	SECRETARY

[TAUBMAN CENTERS, INC. CORPORATE SEAL MICHIGAN]

[FORM OF REVERSE OF CERTIFICATE]

The Restated Articles of Incorporation, as the same may be amended (the “Articles”), impose certain restrictions in the transfer and ownership of the shares represented by this Certificate based upon the percentage of the outstanding shares owned by the shareholder. At no charge, any shareholder may receive a written statement of the restrictions on transfer and ownership that are imposed by the Articles. In general, no person may Beneficially Own or Constructively Own (whether by reason of a transfer or a change in capital structure) shares of Capital Stock in excess of 8.23% in value of the outstanding Capital Stock. If the restrictions on transfer or limitations on ownership are violated, the transfer will be void ab initio, and the shares of Capital Stock represented by this Certificate will automatically acquire the status of Excess Stock. In addition, certain Beneficial Owners or Constructive Owners must give written notice as to certain information on demand and on an annual basis. All Capitalized terms in this legend have the meaning defined in the Articles. The foregoing is merely a summary of the ownership and transfer restrictions set forth in the Articles.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full According to applicable laws or regulations:

TEN COM—	as tenants in common
TEN ENT—	as tenants by the entireties
JT TEN —	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT-
Custodian

	(Cust.)		(Minor)

under Uniform Gifts to Minors Act

Act

(State)

UNIF TRF MIN ACT-		Custodian (until age )

(Cust.)
under Uniform Transfers

(Minor)
to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                                        hereby sell, assign and transfer unto

PLEASE INSERT
SOCIAL SECURITY OR
OTHER IDENTIFYING
NUMBER OF ASSIGNEE.
     [            ]

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE, OF ASSIGNEE)

shares of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

(Sign here)

NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION* (BANKS, STOCKBROKERS, SAVINGS AND
LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN
AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM).

*Pursuant to Rule 17Ad-15 under the Securities and Exchange Act of 1934.